UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

INFINITY NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42499	99-3407012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2605 Cranberry Square

Morgantown, WV 26508

(Address of principal executive offices, including zip code)

(304) 212-2350

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	INR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by Infinity Natural Resources, Inc., a Delaware corporation (the “Company”), to amend and supplement its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2026 (the “Original Report”). As previously disclosed in the Original Report, on February 23, 2026, Infinity Natural Resources, LLC, a Delaware limited liability company and subsidiary of the Company (“INR Holdings”), and Northern Oil and Gas Inc. (“Northern”) completed the acquisitions (the “Antero Acquisitions”) of (i) certain rights, title and interests in upstream oil and gas properties, rights and related assets located in the State of Ohio (the “Upstream Assets”) from Antero Resources Corporation, Antero Minerals LLC and Monroe Pipeline LLC (collectively, the “Upstream Sellers”), pursuant to that certain purchase and sale agreement (the “Upstream Purchase Agreement”), dated December 5, 2025, by and among INR Holdings, Northern and the Upstream Sellers, for a combined cash purchase price of approximately $800 million and (ii) certain gathering, compression and transportation systems, water facilities and systems, equipment and related assets located in the counties of Belmont, Guernsey, Monroe, Noble and Washington, Ohio (the “Midstream Assets” and, together with the Upstream Assets, the “Antero Assets”) from Antero Midstream LLC, Antero Water LLC and Antero Treatment LLC (collectively, the “Midstream Sellers”), each a wholly-owned subsidiary of Antero Midstream Corporation, pursuant to that certain purchase and sale agreement (the “Midstream Purchase Agreement”), dated December 5, 2025, by and among INR Holdings, Northern and the Midstream Sellers, for a combined cash purchase price of approximately $400 million.

The Company is filing this Amendment solely to supplement Item 9.01 of the Original Report to file (i) the audited financial statements of the Utica Shale properties of Antero Resources Corporation for the years ended December 31, 2024 and 2025, (ii) the audited abbreviated financial statements of the Utica Shale property and equipment of Antero Midstream Corporation as of and for the years ended December 31, 2024 and 2025 and (iii) the unaudited pro forma combined financial information of the Company and the Antero Assets as of and for the year ended December 31, 2025, which gives effect to the Antero Acquisitions as if they had been consummated on January 1, 2025. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Report.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Antero Resources Corporation – Utica Shale Properties

The audited financial statements of the Utica Shale properties of Antero Resources Corporation and related notes, which comprise the statements of revenue and direct operating expense for the years ended December 31, 2024 and 2025, are filed herewith and attached hereto as Exhibit 99.1, and are incorporated herein by reference.

Antero Midstream Corporation – Utica Shale Property and Equipment

The audited abbreviated financial statements of Utica Shale property and equipment of Antero Midstream Corporation and related notes, which comprise the statements of assets acquired and liabilities assumed as of December 31, 2024 and 2025, and the related statements of revenues and direct expenses for the years then ended, and the related notes thereto, are filed herewith and attached hereto as Exhibit 99.2, and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma combined financial information of the Company and the Antero Assets as of and for the year ended December 31, 2025, which gives effect to the Antero Acquisitions as if they had been consummated on January 1, 2025, is filed herewith and attached hereto as Exhibit 99.3, and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of KPMG LLP, independent auditors for Antero Resources Corporation.

23.2	Consent of KPMG LLP, independent auditors for Antero Midstream Corporation.

99.1	Audited Financial Statements of the Utica Shale Properties of Antero Resources Corporation for the Years Ended December 31, 2024 and 2025.

99.2	Audited Abbreviated Financial Statements of the Utica Shale Property and Equipment of Antero Midstream Corporation as of and for the Years Ended December 31, 2024 and 2025.

99.3	Unaudited Pro Forma Combined Financial Information of the Company and the Antero Assets as of and for the Year Ended December 31, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY NATURAL RESOURCES, INC.

By:	/s/ Zack Arnold
Zack Arnold
President and Chief Executive Officer

Dated: March 17, 2026